EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FIRST QUARTER 2014 RESULTS

•	Funds from Operations of $25.4 Million or $.82 Per Share for the Quarter Compared to $22.7 Million or $.76 Per Share for the Same Quarter Last Year, an Increase of 7.9% Per Share

•	Net Income Attributable to Common Stockholders of $8.4 Million or $.27 Per Share for the Quarter

•	Same Property Net Operating Income Growth of 1.4% for the Quarter; 1.2% Increase Without Straight-Line Rent Adjustments

•	96.0% Leased, 95.1% Occupied as of March 31, 2014

•	Renewed or Re-Leased 86% of Expiring Square Feet During the Quarter

•	Started Construction on 11 Development Projects (894,000 Square Feet) During the Quarter With Projected Total Costs of $65.1 Million

•	21 Buildings (1,836,000 Square Feet) in the Company’s Development Program at March 31, 2014 With a Projected Total Investment of $133 Million

•	Acquired 28.6 Acres of Development Land in Dallas for $3.0 Million

•	Sold an Operating Property in Oklahoma City (58,000 Square Feet) During the Quarter for $3.6 Million

•	Paid 137th Consecutive Quarterly Cash Dividend – $.54 Per Share

•	Issued 321,645 Shares of Common Stock During the Quarter With Gross Proceeds of $20.0 Million

•	Interest and Fixed Charge Coverages of 3.8x for the Quarter

•	Moody's Investor Services Affirmed EastGroup's Issuer Rating of Baa2 With a Stable Outlook

JACKSON, MISSISSIPPI, April 16, 2014 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months ended March 31, 2014.

Commenting on EastGroup’s performance for the quarter, David H. Hoster II, President and CEO, stated, “EastGroup continued its positive operating momentum resulting in a 7.9% increase in FFO per share in the first quarter as compared to the same quarter in 2013. We have now achieved FFO per share growth as compared to the previous year's quarter in eleven of the last twelve quarters.

"During the quarter, we also significantly expanded our development program with eleven new projects to take advantage of improving market fundamentals and the increasing demand for new, state-of-the-art industrial space. Our development program now includes 21 buildings with over 1.8 million square feet."

FUNDS FROM OPERATIONS

For the quarter ended March 31, 2014, funds from operations (FFO) were $.82 per share compared to $.76 per share for the same period of 2013, an increase of 7.9% per share.  Property net operating income (PNOI) increased by $3,154,000, or 9.1%, during the first quarter of 2014 compared to the same quarter of 2013.  PNOI increased $1,535,000 from newly developed properties, $1,174,000 from 2013 acquisitions and $480,000 from same property operations.

Same property net operating income increased 1.4% for the first quarter of 2014 compared to the same quarter of 2013. Without straight-line rent adjustments, same property net operating income increased 1.2%.  Rental rates on new and renewal leases (4.4% of total square footage) increased an average of 6.2% for the quarter; rental rates decreased 1.9% without straight-line rent adjustments.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.27 for the three months ended March 31, 2014, compared to $.24 for the same period of 2013.

DEVELOPMENT

During the first quarter of 2014, EastGroup began construction of 11 development projects containing 894,000 square feet with projected total costs of $65.1 million. These developments, which are located in Houston, San Antonio, Charlotte, Phoenix and Orlando, are detailed in the following table:

Development Properties Started in the First Three Months of 2014	Size	Projected Completion Date	Projected Total Costs	Percent Leased as of 4/15/14
	(Square feet)		(In thousands)

Steele Creek III, Charlotte, NC	108,000	08/2014	$8,200	42%
Ten West Crossing 6, Houston, TX	64,000	08/2014	4,800	0%
World Houston 41, Houston, TX	104,000	08/2014	6,900	0%
Kyrene 202 I, Phoenix, AZ	75,000	09/2014	6,700	0%
Kyrene 202 II, Phoenix, AZ	45,000	09/2014	3,900	0%
West Road I, Houston, TX	63,000	09/2014	4,900	0%
West Road II, Houston, TX	100,000	09/2014	6,500	0%
Horizon II, Orlando, FL	123,000	10/2014	8,600	33%
Steele Creek IV, Charlotte, NC	54,000	10/2014	4,000	0%
Alamo Ridge I, San Antonio, TX	96,000	11/2014	6,500	0%
Alamo Ridge II, San Antonio, TX	62,000	11/2014	4,100	0%
Total Development Properties Started	894,000		$65,100	10%

Also during the first quarter, the Company transferred three development properties to the real estate portfolio as detailed below:

Development Properties Transferred to Real Estate Portfolio in the First Three Months of 2014	Size	Completion Date	Cumulative Cost as of 3/31/14	Percent Leased as of 4/15/14
	(Square feet)		(In thousands)

Chandler Freeways, Phoenix, AZ	126,000	11/2013	$8,406	100%
Steele Creek I, Charlotte, NC	71,000	02/2014	5,119	100%
Ten West Crossing 3, Houston, TX	68,000	09/2013	4,949	100%
Total Properties Transferred	265,000		$18,474	100%

In March, EastGroup acquired 28.6 acres of development land in Dallas for $3.0 million. The land is located in the Dallas/Fort Worth International Airport submarket and is projected to accommodate the future development of 325,000 square feet of industrial space in four business distribution buildings to be named ParkView Commerce Center.

At March 31, 2014, EastGroup’s development program consisted of 21 buildings (1,836,000 square feet), one of which was started in 2012, nine in 2013 and eleven in 2014. The buildings are located in Houston, San Antonio, Charlotte, Orlando, Phoenix and Denver and were collectively 33% leased as of April 15, 2014.  The projected total cost for these developments is $133 million.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

PROPERTY SALE

In late March 2014, EastGroup sold Northpoint Commerce Center (58,000 square feet) in Oklahoma City for $3.6 million. Northpoint was EastGroup's last remaining asset in Oklahoma. The Company recognized a gain on the sale of $95,000 in the first quarter which was not included in FFO.

DIVIDENDS

EastGroup paid cash dividends of $.54 per share of common stock in the first quarter of 2014, which was the Company’s 137th consecutive quarterly cash distribution.  EastGroup has increased or maintained its dividend for 21 consecutive years and increased it in 18 years over that period.  The Company’s payout ratio of dividends to FFO was 66% for the first quarter.  The annualized dividend rate of $2.16 per share yielded 3.4% on the closing stock price of $63.75 on April 15, 2014.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 31.3% at March 31, 2014.  For the first quarter, the Company had interest and fixed charge coverage ratios of 3.8x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.48. The adjusted debt to EBITDA ratio was 6.06 for the quarter. For this ratio, the Company adjusts debt by subtracting the cost of developments in lease-up or under construction and adjusts EBITDA by adding an estimate of net operating income for significant acquisitions as if the acquired properties were owned for the entire period and by subtracting net operating income from developments in lease-up or under construction and from properties sold during the period.

Total debt at March 31, 2014 was $898.6 million comprised of $494.2 million of secured debt, $305.0 million of unsecured debt, and $99.4 million of unsecured bank credit facilities.

On February 19, 2014, EastGroup entered into Sales Agency Financing Agreements with BNY Mellon Capital Markets, LLC, Raymond James & Associates, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated pursuant to which it may issue and sell up to 10,000,000 shares of its common stock from time to time. During the first quarter, EastGroup issued and sold 321,645 shares of common stock under its continuous equity program at an average price of $62.18 per share with gross proceeds to the Company of $20.0 million.

In March 2014, Moody's Investor Services affirmed EastGroup's issuer rating of Baa2 with a stable outlook.

OUTLOOK FOR REMAINDER OF 2014

FFO per share for 2014 is now estimated to be in the range of $3.39 to $3.49. The Company increased the mid-point from $3.42 to $3.44. Diluted EPS for 2014 is estimated to be in the range of $1.20 to $1.30.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q2 2014	Y/E 2014	Q2 2014	Y/E 2014
	(In thousands, except per share data)

Net income attributable to common stockholders	$8,784	37,785	9,410	40,929
Depreciation and amortization	17,115	68,732	17,115	68,732
Funds from operations attributable to common stockholders	$25,899	106,517	26,525	109,661

Diluted shares	31,322	31,445	31,322	31,445

Per share data (diluted):
Net income attributable to common stockholders	$0.28	1.20	0.30	1.30
Funds from operations attributable to common stockholders	$0.83	3.39	0.85	3.49

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

The following assumptions for 2014 were used for the mid-point:

•	Average occupancy of 95% for the year.

•	Same property NOI increase of 1.3% for the year; 2.0% increase without straight-line rent adjustments.

•
Development starts of 1.3 million square feet with projected total costs of $97 million for the year, including first quarter development starts of 894,000 square feet with projected total costs of $65 million.

•	Operating property acquisitions of $50 million in the second half of the year.

•	Operating property dispositions of $15 million during the year, including $3.6 million in the first quarter.

•	Termination fees exceeding bad debt expense by $630,000, including $106,000 in the first quarter.

•	Floating rate bank debt at an average rate of 1.4%.

•	Unsecured fixed-rate debt issuance of $65 million at 4.75% in the fourth quarter.

•	Common stock issuances of $70 million for the year, including $20 million in the first quarter.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as income from real estate operations less property operating expenses (excluding interest expense, depreciation expense on buildings and improvements, and amortization expense on capitalized leasing costs and in-place lease intangibles), and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

Cash yield is defined as the projected cash PNOI at the stated occupancy divided by the total cost of the investment, which includes acquisition costs and the anticipated capital expenditures required to achieve the projected rents.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company’s current operations on Thursday, April 17, 2014, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-866-952-1907 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, April 17, 2014.  The telephone replay will be available until Thursday, April 24, 2014, and can be accessed by dialing 1-800-757-4761.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Thursday, April 24, 2014.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes 34.5 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2014	2013
REVENUES
Income from real estate operations	$52,777	48,153
Other income	35	48
	52,812	48,201
EXPENSES
Expenses from real estate operations	15,012	13,542
Depreciation and amortization	17,168	15,562
General and administrative	3,448	3,364
Acquisition costs	—	29
	35,628	32,497

OPERATING INCOME	17,184	15,704
OTHER INCOME (EXPENSE)
Interest expense	(8,986)	(8,621)
Other	316	224
INCOME FROM CONTINUING OPERATIONS	8,514	7,307

INCOME FROM DISCONTINUED OPERATIONS	—	1
NET INCOME	8,514	7,308
Net income attributable to noncontrolling interest in joint ventures	(142)	(154)

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	8,372	7,154

Other comprehensive income (loss) - cash flow hedges	(1,037)	222
TOTAL COMPREHENSIVE INCOME	$7,335	7,376

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.27	0.24
Income from discontinued operations	0.00	0.00
Net income attributable to common stockholders	$0.27	0.24
Weighted average shares outstanding	30,806	29,809

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.27	0.24
Income from discontinued operations	0.00	0.00
Net income attributable to common stockholders	$0.27	0.24
Weighted average shares outstanding	30,886	29,890

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$8,372	7,153
Income from discontinued operations	—	1
Net income attributable to common stockholders	$8,372	7,154

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2014	2013

NET INCOME	$8,514	7,308
Interest income	(127)	(133)
Gain on sales of real estate investments	(95)	—
Equity in earnings of unconsolidated investment	(94)	(91)
Other income	(35)	(48)
Income from discontinued operations	—	(1)
Depreciation and amortization from continuing operations	17,168	15,562
Interest expense (1)	8,986	8,621
General and administrative expense (2)	3,448	3,364
Acquisition costs	—	29
PROPERTY NET OPERATING INCOME (PNOI)	$37,765	34,611

COMPONENTS OF PNOI:
PNOI from Same Properties	$34,589	34,109
PNOI from 2013 Acquisitions	1,174	—
PNOI from 2013 and 2014 Development Properties	2,000	465
PNOI from 2014 Dispositions	38	77
Other PNOI	(36)	(40)
TOTAL PNOI	$37,765	34,611

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$8,372	7,154
Depreciation and amortization from continuing operations	17,168	15,562
Depreciation and amortization from discontinued operations	—	53
Depreciation from unconsolidated investment	33	33
Depreciation and amortization from noncontrolling interest	(52)	(62)
Gain on sales of real estate investments	(95)	—
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$25,426	22,740

NET INCOME	$8,514	7,308
Interest expense (1)	8,986	8,621
Interest expense from unconsolidated investment	71	74
Depreciation and amortization from continuing operations	17,168	15,562
Depreciation and amortization from discontinued operations	—	53
Depreciation from unconsolidated investment	33	33
Gain on sales of real estate investments	(95)	—
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$34,677	31,651

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.27	0.24
Income from discontinued operations	0.00	0.00
Net income attributable to common stockholders	$0.27	0.24

Funds from operations (FFO) attributable to common stockholders	$0.82	0.76

Weighted average shares outstanding for EPS and FFO purposes	30,886	29,890

(1) Net of capitalized interest of $1,110 and $1,291 for the three months ended March 31, 2014 and 2013, respectively.

(2) Net of capitalized development costs of $1,147 and $1,069 for the three months ended March 31, 2014 and 2013, respectively.